Exhibit 99.1

Owens & Minor Reports Third Quarter 2025 Financial Results

Signed Definitive Agreement for the Sale of Products & Healthcare Services Segment

Transaction Positions the Company as a Pure-Play Home-Based Care Business

RICHMOND, VA – October 30, 2025 – Owens & Minor, Inc. (NYSE: OMI) today reported financial results for the third quarter ended September 30, 2025. Unless otherwise noted, the results herein reflect the Company’s continuing operations, which primarily represent what was previously the Patient Direct segment and certain functional operations.

“Our recent announcement on the sale of our Products & Healthcare Services segment is another meaningful step in our strategy to pivot our focus to the more attractive home-based care space. We are keenly focused on reshaping our organization as one built around our Patient Direct platform and the long-term growth opportunities within home-based care. An example of this focus on growth is our recently announced nationwide preferred provider partnership agreement,” said Edward A. Pesicka, President & Chief Executive Officer, Owens & Minor.

“Looking ahead, we will be a simpler, stronger company that is better positioned to execute on our mission of serving patients with chronic conditions in the home and are excited about the next chapter for our business. We are confident that the breadth of our offerings and our nationwide reach provide a unique capability to succeed in the future of home-based care. With our focus now centered entirely on Patient Direct, our capital deployment, strategic direction, and execution are unified to drive sustainable growth and long-term value creation,” Pesicka concluded.

Third Quarter Results(1)			YTD	YTD
($ in millions, except per share data)	3Q25	3Q24	2025	2024

Revenue	$697.3	$686.8	$2,053.1	$1,985.1

(Loss) income from continuing operations, net of tax, GAAP	$(5.6)	$1.3	$(93.2)	$(18.9)
Adj. net income from continuing operations, Non-GAAP	$19.9	$28.2	$63.6	$50.1

Adj. EBITDA, Non-GAAP	$92.2	$107.7	$284.8	$268.0

(Loss) income from continuing operations, net of tax per common share, GAAP	$(0.07)	$0.02	$(1.21)	$(0.25)
Adj. net income from continuing operations per share, Non-GAAP	$0.25	$0.36	$0.80	$0.64

(1)	Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.

2025 Continuing Operations Financial Outlook

The Company reaffirmed financial guidance; summarized below:

●	Revenue of between $2.76 billion and $2.82 billion
●	Adjusted EPS ranging between $1.02 to $1.07
●	And an Adjusted EBITDA range of $376 million to $382 million

Although the Company does provide guidance for adjusted EPS and adjusted EBITDA (which are non-GAAP financial measures), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to, restructuring and acquisition charges which could have a significant and unpredictable impact on our GAAP results. As a result, no GAAP guidance or reconciliation of the Company’s adjusted EPS or adjusted EBITDA guidance is provided. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the SEC.

Investor Conference Call for Third Quarter 2025 Financial Results

Owens & Minor will host a conference call for investors and analysts on Thursday, October 30, 2025, at 5:00 p.m. EDT. Participants may access the call via the toll-free dial-in number at 1-888-300-2035, or the toll dial-in number at 1-646-517-7437. The conference ID access code is 1058917. All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the Investor Relations page of the Owens & Minor website available at investors.owens-minor.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our financial performance, our 2025 financial results, the anticipated sale of the Products & Healthcare Service business, whether the anticipated sale of the Products & Healthcare Service business will be consummated in a timely manner or at all, our expectations regarding the performance of our business following the completion of the anticipated sale of the Products & Healthcare Service business, our cost saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of our business, including our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company providing essential products and services that support care from the hospital to the home. For over 100 years, Owens & Minor and its affiliated brands, Apria®, Byram® and HALYARD*, have helped to make each day better for the patients, providers, and communities we serve. Powered by more than 20,000 teammates worldwide, Owens & Minor delivers comfort and confidence behind the scenes so healthcare stays at the forefront. Owens & Minor exists because every day, everywhere, Life Takes Care™. For more information about Owens & Minor and our affiliated brands, visit owens-minor.com or follow us on LinkedIn and Instagram.

*Registered Trademark or Trademark of O&M Halyard or its affiliates.

Owens & Minor, Inc.

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended September 30,
	2025	2024
Net revenue	$697,264	$686,846
Operating costs and expenses:
Cost of net revenue	375,067	355,075
Selling, general and administrative expenses	265,838	272,322
Acquisition-related charges and intangible amortization	29,229	14,855
Exit and realignment charges, net	660	13,515
Total operating costs and expenses	670,794	655,767
Operating income	26,470	31,079
Interest expense, net	29,029	28,953
Other expense, net	1,076	1,168
(Loss) income from continuing operations before income taxes	(3,635)	958
Income tax provision (benefit)	1,972	(303)
(Loss) income from continuing operations, net of tax	(5,607)	1,261
Loss from discontinued operations, net of tax	(144,669)	(14,031)
Net loss	$(150,276)	$(12,770)

Basic loss per common share
(Loss) income from continuing operations, net of tax	$(0.07)	$0.02
Loss from discontinued operations, net of tax	(1.87)	(0.19)
Net loss	$(1.94)	$(0.17)

Diluted loss per common share
(Loss) income from continuing operations, net of tax	$(0.07)	$0.02
Loss from discontinued operations, net of tax	(1.87)	(0.18)
Net loss	$(1.94)	$(0.16)

Owens & Minor, Inc.

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Nine Months Ended September 30,
	2025	2024
Net revenue	$2,053,065	$1,985,089
Operating costs and expenses:
Cost of net revenue	1,087,024	1,037,700
Selling, general and administrative expenses	796,061	812,453
Transaction breakage fee	80,000	—
Acquisition-related charges and intangible amortization	66,603	42,905
Exit and realignment charges, net	16,826	37,062
Total operating costs and expenses	2,046,514	1,930,120
Operating income	6,551	54,969
Interest expense, net	79,252	79,949
Transaction financing fees, net	18,288	—
Other expense, net	2,993	2,869
Loss from continuing operations before income taxes	(93,982)	(27,849)
Income tax benefit	(743)	(8,974)
Loss from continuing operations, net of tax	(93,239)	(18,875)
Loss from discontinued operations, net of tax	(951,077)	(47,695)
Net loss	$(1,044,316)	$(66,570)

Basic loss per common share
Loss from continuing operations, net of tax	$(1.21)	$(0.25)
Loss from discontinued operations, net of tax	(12.34)	(0.62)
Net loss	$(13.55)	$(0.87)

Diluted loss per common share
Loss from continuing operations, net of tax	$(1.21)	$(0.25)
Loss from discontinued operations, net of tax	(12.34)	(0.62)
Net loss	$(13.55)	$(0.87)

Owens & Minor, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$32,837	$27,572
Accounts receivable, net	202,731	218,270
Inventories	63,847	67,581
Other current assets	68,129	82,240
Current assets of discontinued operations	1,764,129	1,625,354
Total current assets	2,131,673	2,021,017
Patient service equipment and other fixed assets, net	259,729	249,283
Operating lease assets	119,093	126,928
Goodwill	1,228,140	1,228,140
Intangible assets, net	165,694	210,056
Other assets, net	131,897	89,539
Noncurrent assets of discontinued operations	—	731,193
Total assets	$4,036,226	$4,656,156
Liabilities and equity
Current liabilities
Accounts payable	$339,728	$359,927
Accrued payroll and related liabilities	45,231	73,678
Current portion of long-term debt	280,000	42,866
Other current liabilities	455,203	294,685
Current liabilities of discontinued operations	1,345,805	1,080,896
Total current liabilities	2,465,967	1,852,052
Long-term debt, excluding current portion	1,835,261	1,798,393
Operating lease liabilities, excluding current portion	81,352	89,466
Deferred income taxes, net	—	19,436
Other liabilities	83,153	72,551
Noncurrent liabilities of discontinued operations	—	237,894
Total liabilities	4,465,733	4,069,792
Total (deficit) equity	(429,507)	586,364
Total liabilities and equity	$4,036,226	$4,656,156

Owens & Minor, Inc.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Three Months Ended September 30,
	2025	2024
Operating activities:
Net loss	$(150,276)	$(12,770)
Adjustments to reconcile net loss to cash (used for) provided by operating activities:
Depreciation and amortization	64,099	61,614
Loss on classification to held for sale	122,500	—
Share-based compensation expense	2,341	5,680
Loss on extinguishment of debt	—	311
Deferred income tax benefit	(41,454)	(6,090)
Changes in operating lease right-of-use assets and lease liabilities	(14,162)	3,390
Gain from sale and dispositions of patient service equipment and other fixed assets	(7,063)	(9,806)
Changes in operating assets and liabilities:
Accounts receivable, net	(30,375)	7,231
Inventories	9,225	(9,356)
Accounts payable	(156,004)	(39,110)
Net change in other assets and liabilities	25,949	24,236
Other, net	2,700	1,977
Cash (used for) provided by operating activities	(172,520)	27,307
Investing activities:
Additions to patient service equipment and other fixed assets	(54,247)	(57,652)
Proceeds from sale of patient service equipment and other fixed assets	18,365	17,733
Additions to computer software	(3,582)	(3,866)
Other, net	—	16,596
Cash used for investing activities	(39,464)	(27,189)
Financing activities:
Borrowings under amended Receivables Financing Agreement	—	619,100
Repayments under amended Receivables Financing Agreement	—	(619,100)
Borrowings under Revolving Credit Facility	812,300	—
Repayments under Revolving Credit Facility	(676,600)	—
Repayments of debt	—	(199,072)
Other, net	45,397	(515)
Cash provided by (used for) financing activities	181,097	(199,587)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(34)	1,090
Net decrease in cash, cash equivalents and restricted cash	(30,921)	(198,379)
Cash, cash equivalents and restricted cash at beginning of period	77,087	273,469
Cash, cash equivalents and restricted cash at end of period(1)	$46,166	$75,090
Supplemental disclosure of cash flow information:
Income taxes paid, net	$3,326	$2,370
Interest paid	$30,293	$33,459
Noncash investing activity:
Unpaid purchases of patient service equipment and other fixed assets at end of period	$71,823	$75,176

(1)	This amount includes cash from discontinued operations of $13 million and $39 million as of September 30, 2025 and June 30, 2025. There was no restricted cash as of September 30, 2025 and June 30, 2025.

Owens & Minor, Inc.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Nine Months Ended September 30,
(in thousands)	2025	2024
Operating activities:
Net loss	$(1,044,316)	$(66,570)
Adjustments to reconcile net loss to cash (used for) provided by operating activities:
Depreciation and amortization	184,651	199,588
Goodwill impairment charge	106,389	—
Loss on classification to held for sale	771,640	—
Share-based compensation expense	17,330	19,281
Loss on extinguishment of debt	—	311
Deferred income tax benefit	(53,762)	(15,119)
Changes in operating lease right-of-use assets and lease liabilities	249	7,156
Gain from sale and dispositions of patient service equipment and other fixed assets	(16,385)	(37,682)
Changes in operating assets and liabilities:
Accounts receivable, net	111,500	(60,887)
Inventories	(146,351)	(132,433)
Accounts payable	(10,680)	164,261
Net change in other assets and liabilities	(98,763)	4,719
Other, net	8,522	7,869
Cash (used for) provided by operating activities	(169,976)	90,494
Investing activities:
Additions to patient service equipment and other fixed assets	(177,823)	(148,031)
Proceeds from sale of patient service equipment and other fixed assets	53,369	84,759
Additions to computer software	(14,217)	(8,695)
Other, net	(1,910)	7,738
Cash used for investing activities	(140,581)	(64,229)
Financing activities:
Borrowings under amended Receivables Financing Agreement	—	1,286,400
Repayments under amended Receivables Financing Agreement	—	(1,286,400)
Borrowings under Revolving Credit Facility	2,442,484	—
Repayments under Revolving Credit Facility	(2,171,784)	—
Repayments of debt	—	(211,447)
Repurchase of common stock	(6,656)	—
Other, net	41,530	(13,060)
Cash provided by (used for) financing activities	305,574	(224,507)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,767	408
Net decrease in cash, cash equivalents and restricted cash	(3,216)	(197,834)
Cash, cash equivalents and restricted cash at beginning of period	49,382	272,924
Cash, cash equivalents and restricted cash at end of period(1)	$46,166	$75,090
Supplemental disclosure of cash flow information:
Income taxes paid, net	$8,784	$7,610
Interest paid	$96,138	$104,278
Noncash investing activity:
Unpaid purchases of patient service equipment and other fixed assets at end of period	$71,823	$75,176
(1)	This amount includes cash from discontinued operations of $13 million and $22 million as of September 30, 2025 and December 31, 2024. There was no restricted cash as of September 30, 2025 and December 31, 2024.

Owens & Minor, Inc.

Net Loss Per Common Share (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended September 30,
	2025	2024
Loss from continuing operations, net of tax	$(5,607)	$1,261
Loss from discontinued operations, net of tax	(144,669)	(14,031)
Net loss	$(150,276)	$(12,770)

Weighted average shares outstanding - basic	77,288	77,090
Dilutive shares	—	1,386
Weighted average shares outstanding - diluted	77,288	78,476

Basic loss per common share
(Loss) income from continuing operations, net of tax	$(0.07)	$0.02
Loss from discontinued operations, net of tax	(1.87)	(0.19)
Net loss	$(1.94)	$(0.17)

Diluted loss per common share:
(Loss) income from continuing operations, net of tax	$(0.07)	$0.02
Loss from discontinued operations, net of tax	(1.87)	(0.18)
Net loss	$(1.94)	$(0.16)

Share-based awards for the three months ended September 30, 2025 of approximately 2.3 million shares were excluded from the calculation of diluted loss per common share as the effect would be anti-dilutive. In accordance with ASC 260, dilutive shares are included in computing the diluted loss per common share from discontinued operations, net of tax and net loss per diluted common share for the three months ended September 30, 2024 even though they were anti-dilutive, as the control number (income from continuing operations, net of tax) was in an income position.

Owens & Minor, Inc.

Net Loss Per Common Share (unaudited)

(dollars in thousands, except per share data)

	Nine Months Ended September 30,
	2025	2024
Loss from continuing operations, net of tax	$(93,239)	$(18,875)
Loss from discontinued operations, net of tax	(951,077)	(47,695)
Net loss	$(1,044,316)	$(66,570)

Weighted average shares outstanding - basic	77,069	76,657
Dilutive shares	—	—
Weighted average shares outstanding - diluted	77,069	76,657

Basic loss per common share
Loss from continuing operations, net of tax	$(1.21)	$(0.25)
Loss from discontinued operations, net of tax	(12.34)	(0.62)
Net loss	$(13.55)	$(0.87)

Diluted loss per common share:
Loss from continuing operations, net of tax	$(1.21)	$(0.25)
Loss from discontinued operations, net of tax	(12.34)	(0.62)
Net loss	$(13.55)	$(0.87)

Share-based awards for the nine months ended September 30, 2025 and 2024 of approximately 2.2 million and 1.5 million shares were excluded from the calculation of diluted loss per common share as the effect would be anti-dilutive.

Owens & Minor, Inc.

GAAP/Non-GAAP Reconciliations (unaudited)

(dollars in thousands, except per share data)

The following table provides a reconciliation of reported operating income, net (loss) income from continuing operations, net of tax and net (loss) income from continuing operations, net of tax per share to non-GAAP measures used by management.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating income, as reported (GAAP)	$26,470	$31,079	$6,551	$54,969
Acquisition-related charges and intangible amortization (1)	29,229	14,855	66,603	42,905
Transaction breakage fee (2)	—	—	80,000	—
Exit and realignment charges, net (3)	660	13,515	16,826	37,062
Litigation and related charges (5)	1,765	9,984	2,156	16,662
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$58,124	$69,433	$172,136	$151,598
Operating income as a percent of net revenue (GAAP)	3.80%	4.52%	0.32%	2.77%
Adjusted operating income as a percent of net revenue (non-GAAP)	8.34%	10.11%	8.38%	7.64%

(Loss) income from continuing operations, net of tax, as reported (GAAP)	$(5,607)	$1,261	$(93,239)	$(18,875)
Pre-tax adjustments:
Acquisition-related charges and intangible amortization (1)	29,229	14,855	66,603	42,905
Transaction breakage fee (2)	—	—	80,000	—
Exit and realignment charges, net (3)	660	13,515	16,826	37,062
Transaction financing fees, net (4)	—	—	18,288	—
Litigation and related charges (5)	1,765	9,984	2,156	16,662
Other (6)	424	741	1,272	1,602
Income tax benefit on pre-tax adjustments (9)	(6,608)	(12,121)	(28,326)	(29,253)
Income from continuing operations, net of tax, adjusted (non-GAAP) (Adjusted Net Income)	$19,863	$28,235	$63,580	$50,103

(Loss) income from continuing operations, net of tax per common share, as reported (GAAP)	$(0.07)	$0.02	$(1.21)	$(0.25)
After-tax adjustments:
Acquisition-related charges and intangible amortization (1)	0.29	0.13	0.61	0.40
Transaction breakage fee (2)	—	—	1.04	—
Exit and realignment charges, net (3)	0.01	0.12	0.16	0.33
Transaction financing fees, net (4)	—	—	0.17	—
Litigation and related charges (5)	0.02	0.09	0.02	0.15
Other (6)	—	—	0.01	0.01
Income from continuing operations, net of tax, per common share, adjusted (non-GAAP) (Adjusted EPS)	$0.25	$0.36	$0.80	$0.64

Owens & Minor, Inc.

GAAP/Non-GAAP Reconciliations (unaudited), continued

(dollars in thousands)

The following tables provide reconciliations of net (loss) income from continuing operations, net of tax and total debt to non-GAAP measures used by management.

	Three Months Ended September 30,
	2025	2024
(Loss) income from continuing operations, net of tax, as reported (GAAP)	$(5,607)	$1,261
Income tax provision (benefit)	1,972	(303)
Interest expense, net	29,029	28,953
Acquisition-related charges and intangible amortization (1)	29,229	14,855
Exit and realignment charges, net (3)	660	13,515
Litigation and related charges (5)	1,765	9,984
Other depreciation and amortization (7)	34,870	35,356
Stock compensation (8)	(168)	3,310
Other (6)	424	741
Adjusted EBITDA (non-GAAP)	$92,174	$107,672

	Nine Months Ended September 30,
	2025	2024
Loss from continuing operations, net of tax, as reported (GAAP)	$(93,239)	$(18,875)
Income tax benefit	(743)	(8,974)
Interest expense, net	79,252	79,949
Acquisition-related charges and intangible amortization (1)	66,603	42,905
Transaction breakage fee (2)	80,000	—
Exit and realignment charges, net (3)	16,826	37,062
Transaction financing fees, net (4)	18,288	—
Litigation and related charges (5)	2,156	16,662
Other depreciation and amortization (7)	105,628	106,586
Stock compensation (8)	8,784	11,053
Other (6)	1,272	1,602
Adjusted EBITDA (non-GAAP)	$284,827	$267,970

	September 30,	June 30,	December 31,
	2025	2025	2024
Total debt, as reported (GAAP)	$2,115,261	$1,977,745	$1,841,259
Cash and cash equivalents	(32,837)	(38,258)	(27,572)
Net debt (non-GAAP)	$2,082,424	$1,939,487	$1,813,687

Owens & Minor, Inc.

GAAP/Non-GAAP Reconciliations (unaudited), continued

(dollars in thousands)

The following tables provide reconciliations of capital expenditures to a non-GAAP measure used by management.

	Three Months Ended September 30,
	2025	2024
Capital expenditures, as reported (GAAP)	$57,829	$61,518
Capital expenditures from discontinued operations	(12,272)	(16,167)
Capital expenditures from continuing operations	45,557	45,351
Proceeds from sale of patient service equipment and other fixed assets, as reported	(18,365)	(17,733)
Proceeds from sale of patient service equipment and other fixed assets from continuing operations	(18,365)	(17,733)
Net capital expenditures from continuing operations (non-GAAP) (Net Capex)	$27,192	$27,618

	Nine Months Ended September 30,
	2025	2024
Capital expenditures, as reported (GAAP)	$192,040	$156,726
Capital expenditures from discontinued operations, as reported	(39,190)	(27,317)
Capital expenditures from continuing operations	152,850	129,409
Proceeds from sale of patient service equipment and other fixed assets, as reported	(53,369)	(84,759)
Proceeds from sale of patient service equipment and other fixed assets from discontinued operations	—	33,500
Proceeds from sale of patient service equipment and other fixed assets from continuing operations	(53,369)	(51,259)
Net capital expenditures from continuing operations (non-GAAP) (Net Capex)	$99,481	$78,150

The following items have been excluded in our non-GAAP financial measures:

(1) Acquisition-related charges and intangible amortization for the nine months ended September 30, 2025 includes $22 million of acquisition-related costs related to the terminated acquisition of Rotech, which consisted primarily of legal and professional fees. Acquisition-related charges and intangible amortization also includes amortization of intangible assets established during acquisition method of accounting for business combinations. Acquisition-related charges and intangible amortization for the three and nine months ended September 30, 2024 includes $6.5 million and $10 million of acquisition-related costs related to the terminated acquisition of Rotech, which consisted primarily of legal and professional fees. Acquisition-related charges consist primarily of one-time costs related to acquisitions, including transaction costs necessary to consummate acquisitions, which consist of investment banking advisory fees and legal fees, director and officer tail insurance expense, as well as transition costs, such as severance and retention bonuses, information technology (IT) integration costs and professional fees. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results.
(2) Transaction breakage fee includes a cash payment to Rotech of $80 million on June 5, 2025, for the termination of the Rotech Acquisition.
(3) Exit and realignment charges, net were $0.7 million and $17 million for the three and nine months ended September 30, 2025. These charges primarily included professional fees associated with strategic initiatives of $0.1 million and $8.2 million. For the nine months ended September 30, 2025 exit and realignment charges, net also included $6.8 million related to wind-down costs of Fusion5. Exit and realignment charges, net were $14 million and $37 million for the three and nine months ended September 30, 2024. These charges primarily included professional fees associated with strategic initiatives of $11 million and $29 million. These costs are not normal recurring, cash operating expenses necessary for the Company to operate its business on an ongoing basis.
(4) Transaction financing fees, net includes $12 million in net interest paid on the financing issued in connection with previously expected Rotech acquisition and $6.7 million in recognition of related previously deferred debt issuance costs.
(5) Litigation and related charges includes settlement costs and related charges of certain legal matters. These costs do not occur in the ordinary course of our business, are inherently unpredictable in timing and amount.
(6)  For the three and nine months ended September 30, 2025 and 2024, other includes interest costs and net actuarial losses related to our frozen noncontributory, unfunded retirement plan for certain retirees in the United States (U.S.).
(7) Other depreciation and amortization relates to patient service equipment and other fixed assets, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges and intangible amortization.
(8) Stock compensation includes share-based compensation expense related to our share-based compensation plans, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges and intangible amortization. For the three and nine months ended September 30, 2025 stock compensation includes a $4.0 million benefit associated with updated expected achievement assumptions for our performance share awards.

(9) These charges have been tax effected by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.’s (the Company) core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

CONTACT:

Investors

Alpha IR Group

Jackie Marcus or Nick Teves

OMI@alpha-ir.com

William Parrish

Vice President

Investor.Relations@owens-minor.com

Media

Stacy Law

media@owens-minor.com

OMI-CORP

OMI-IR

SOURCE: Owens & Minor, Inc.